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                                                                Exhibit 10.1


                               THIRD AMENDMENT TO
                              AMENDED AND RESTATED
                             SUBORDINATION AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED SUBORDINATION AGREEMENT (this "Third Amendment") is made as of December 11, 2003, by and among IMAGEMAX, INC., a Pennsylvania corporation, together with its wholly owned subsidiary IMAGEMAX OF DELAWARE, INC., a Delaware corporation (collectively, the "Borrowers"); COMMERCE BANK, N.A. ("Commerce") for itself and as agent pursuant to the Credit Agreement described below (in such capacity, the "Agent"), and the Lenders, who are or who may become Lenders, under the Credit Agreement described below (collectively, the "Lenders"), and TDH III, L.P. ("TDH"), LVIR INVESTOR GROUP, LP ("LVIR", the assignee of , and successor-in-interest to, Dime Capital Partners, Inc.) and ROBERT E. DRURY ("Drury"; TDH, LVIR and Drury sometimes individually a "Creditor" and collectively the "Creditors").

                                   Background

         A. Borrowers, Commerce (as Agent), the Lenders, and the Creditors are parties to that certain Amended and Restated Subordination Agreement dated as of June 13, 2002, as amended by the First Amendment to Amended and Restated Subordination Agreement dated as of December 23, 2002 and the Second Amendment to Amended and Restated Subordination Agreement dated as of April 11, 2003, in connection with the subordination of certain indebtedness of Borrowers to the Creditors in favor of Lenders, all as more particularly set forth therein (collectively, the "Restated Subordination Agreement"). All initially capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed to such terms in the Restated Subordination Agreement.

         B. Pursuant to the terms, and subject to the conditions set forth in, the Amended and Restated Credit Agreement dated as of June 13, 2002, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of December 23, 2002, as further amended by the Second Amendment to Amended and Restated Credit Agreement dated as of April 11, 2003 (collectively, the "Credit Agreement"), and the Forbearance Agreement, dated as of August 18, 2003, by and among Borrowers, Lenders and Agent, as further amended by the First Amendment to Forbearance Agreement dated as of September 30, 2003, and as further amended by the Second Amendment to Forbearance Agreement of even date herewith (collectively, the "Credit Agreement"), Lenders established, modified and administered, a Revolving Credit Facility for Borrowers pursuant to which Lenders severally, and not jointly, agreed, subject to and in reliance on, all of the provisions of the Credit Agreement and the other Loan Documents (as defined therein), and the Forbearance Agreement and the other Forbearance Documents (as defined therein), to provide: (i) a Revolving Credit Facility in an amount not to exceed at any time the Maximum Available Revolving Credit, which Revolving Credit Facility is additionally evidenced by those certain Second Amended and Restated Credit Notes dated April 11, 2003; and (ii) a Term Loan Facility in the amount of Two Million Two Hundred Thirty Thousand ($2,230,000) Dollars, the indebtedness under which Term Loan Facility has been paid in full.


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         C. Creditors have requested that Lenders, and Lenders have agreed to, permit Creditors to declare an Event of Default under, and as defined in, the Creditor Loan Documents solely to accelerate and demand payment of the Obligations, as defined in the Creditor Loan Documents, (but otherwise not in any manner, whether under the Creditor Loan Documents, or otherwise at law or in equity, seek to collect the Obligations) by reason of those Events of Default under the Creditor Loan Documents. Other than as set forth herein, each and every other term and condition set forth in the Restated Subordination Agreement, is intended by the parties hereto be to ratified and confirmed in full.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

         1. Amendment of Restated Subordination Agreement. Section 5(a) of the Restated Subordination Agreement is hereby amended and restated in its entirety, as follows:

         (a) Creditors unconditionally agree not to accept or demand any payment or reduction of Obligations of Borrowers to Creditors and that no direct or indirect payment may be made by or on behalf of any of the Borrowers upon or in respect of Obligations of Borrowers to Creditors (including, but not limited to, all interest payments from Borrowers to Creditors) until the repayment of the Senior Obligations in full and the termination of the requirement that Lenders make Advances to the Borrowers under the Credit Agreement. In the event that, notwithstanding the foregoing, any payment shall be received by any Creditor when such payment is prohibited by this Agreement, such Creditor shall promptly notify Agent of such prohibited payment and such payment shall be held in express trust for the benefit of, and shall, promptly after such Creditor's receipt thereof, be paid over or delivered to Agent, ratably for the benefit of the Lenders; provided, however, that Creditors may declare an Event of Default under the Creditor Loan Documents and accelerate and demand payment of the Obligations solely and exclusively for the purpose of exercising the Warrants (as defined in the Creditor Loan Documents) held by the Creditors by reason of those Events of Default under the Creditor Loan Documents; provided, further, however, that no Borrower may make, and no Creditor may accept, any payment requested by such demand of Creditors. The parties hereto agree that the default rate of interest provided for in the second paragraph of the Convertible Subordinated Promissory Notes shall not be applicable solely by reason of the Company's failure to make payment of the Obligations following the acceleration and demand for payment permitted by the previous sentence; however, such waiver of the default rate of interest shall not apply to any subsequent acceleration or demand by the Creditors in which principal or interest is overdue. Notwithstanding the rights of the Creditors under the forgoing proviso, and except as otherwise permitted in the Subordination Agreement, each of the Creditors acknowledges and agrees that so long as any portion of the Senior Obligations remain unpaid or unperformed, none of the Creditors may exercise any other right under the Creditor Loan Documents or otherwise at law or in equity to collect or otherwise enforce the payment of the indebtedness or the performance of the obligations of the Borrowers arising under, or in connection with, the Creditor Loan Documents.


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         2. Confirmation of Obligations of Borrowers to Creditors and Lenders.

                  (a) Borrower and Creditors hereby acknowledge and confirm that the outstanding principal balance of Obligations of Borrowers to Creditors is, as of December 3, 2003, Six Million Two Hundred Seventy Thousand ($6,270,000) Dollars, and that the accrued interest on the principal balance of Obligations of Borrowers to Creditors has been accruing at the rate of Nine (9.00%) Percent since December 31, 2001, and has been, and will be, compounded semi-annually on June 30 and December 31 and that such interest is, as of December 3, 2003, One Million One Hundred Fifty-Eight Thousand Ninety-Four ($1,158,094) Dollars.

                  (b) Lenders acknowledge and agree that as December 3, 2003 hereof: (i) the principal outstanding Indebtedness due under the Revolving Credit Facility is Five Million Four Hundred Thirty-Eight Thousand Eight Hundred Eight Dollars and Sixty Cents ($5,438,808.60); and (ii) accrued and unpaid interest on the Indebtedness is One Thousand Nine Hundred Sixty-Four Dollars and One Cent ($1,964.01), all of which is in addition to accrued and unpaid Lenders' Costs and Fees as provided in the Loan Documents and the Forbearance Documents. There is no Indebtedness outstanding under the Term Loan Facility.

         3. Ratification of Section 4 hereof. Each of the representations, warranties, covenants and acknowledgments set forth in Section 4 of the Restated Subordination Agreement are each herby ratified and confirmed in full as if republished herein in full.

         4. Consent to Senior Loan Documents. Creditors hereby consent to all of the terms, covenants and conditions set forth in the Credit Agreement and the other Loan Documents (as defined their) and in the Forbearance Agreement and the other Forbearance Documents (as defined therein).

         5. Additional Subordinated Debt. As a condition to the effectiveness of this Third Amendment, Borrowers shall have received from Creditors cash proceeds in the amount of Five Hundred Thousand ($500,000) Dollars (the "Additional Creditor Subordinated Debt") from additional subordinated debt, all of which shall constitute Obligations of Borrowers to Creditors and shall be fully subordinated to the Senior Obligations as provided in the Subordination Agreement. Creditors, Borrowers, Agent and Lenders acknowledge and agree that the Additional Creditor Subordinated Debt, and only the Additional Creditor Subordinated Debt, may be secured by the Collateral (as defined in the Second Amendment to Forbearance Agreement) held by the Lenders, provided, that (i) such liens securing the Additional Creditor Subordinated Debt shall be and hereby are fully subordinated for all purposes and in all respects to the liens and security interests of Agent and Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests and
(ii) Borrowers shall not grant to Creditors a lien on, or security interest, any other property of Borrowers unless Agent and Lenders have a priority lien on, and security interest, any such property. Creditors and Borrowers further agree that they will not amend the Subordinated Loan and Amendment Agreement of even date herewith among Creditors and ImageMax, Inc. or the Notes, Mortgage or Security Agreement (each as defined in the Subordinated Loan and Amendment Agreement) without the prior written consent of Agent and Lenders.


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         6. Borrowers' Acknowledgments, Representations and Warranties.

                  (a) Each of the Borrowers acknowledges receipt of this Third Amendment, consents to its terms and conditions, and agrees, except as permitted under the Restated Subordination Agreement, as amended by this Third Amendment, not to pay any of Obligations of Borrowers to Creditors while any of the Senior Obligations remain outstanding. Each of the Borrowers further agrees to notify Agent of any legal proceedings against Borrowers by Creditors and, at Agent's request, to defend such proceedings to the best of Borrowers' ability.

                  (b) Each of the Borrowers agrees that, solely in order to prevent the barring of claims, or any of them, by imposition of any applicable statute of limitations, Borrowers shall, from time to time and at such times as Agent and/or Creditors deem necessary, acknowledge in writing Obligations of Borrowers to Creditors.

                  (c) Each of the Borrowers warrants and represents that each Borrower has disclosed to Agent and Lenders all Obligations of Borrowers to Creditors.

         7. Entire Agreement. The "Background" Section above is incorporated herein by reference and is hereby made a part of this Second Amendment. This Third Amendment embodies the entire agreement of the parties hereto, and it is acknowledged that there are no customs, representations, promises, terms, conditions, or obligations referring to the subject matter, and no inducements or representations leading to the execution hereof, other than mentioned herein; and there may be no modification of this Third Amendment except in writing executed with the same formalities as this Third Amendment. No failure by Agent or Lenders to exercise any right hereunder shall be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

         8. Successors and Assigns. This Third Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         9. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original; and such counterparts shall together constitute but one and the same Third Amendment. Signature by facsimile shall bind the parties thereto.

         10. Governing Law. This Third Amendment and all other instruments or documents issued hereunder or pursuant hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to Amended and Restated Subordination Agreement to be executed the day and year above written.

                     IMAGEMAX, INC.
                     IMAGEMAX OF DELAWARE, INC.,
                     Borrowers

                     By: /s/ David B. Walls
                         ------------------
                         David B. Walls,
                         Chief Financial Officer of each Borrower

                     COMMERCE BANK, N.A.,
                     Agent and Lender

                     By: /s/ Peter Davis
                         ---------------
                         Peter Davis, Senior Vice President

                     FIRSTRUST BANK, Lender

                     By: /s/ Kent Nelson
                         ---------------
                         Kent Nelson, Senior Vice President

                     TDH III, L.P., Creditor

                     By: TDH III, L.P., its general partner

                     By: /s/ J.B. Doherty
                         ----------------
                         Name: J.B. Doherty
                         Title: General Partner


                     LVIR INVESTOR GROUP, LP, (the assignee of, and successor-in-interest to, Dime Capital Partners, Inc.), Creditor,

                     By its General Partner,
                     PROMETHEUS MANAGEMENT GROUP, LLC


                     By: /s/ Steven M. Lane
                         ------------------
                         Name: Steven M. Lane
                         Title: President


                     /s/ Robert E. Drury
                     -------------------
                     Name: Robert E. Drury, Creditor